EXHIBIT 10.2

Note:  This exhibit reflects an amendment to the IBM 401(k) Plus Plan to incorporate required changes under Section 415 of the Internal Revenue Code.

IBM 401(k) Plus Plan

(As Amended and Restated January 1, 2008)

AMENDMENT No. 1

Instrument of Amendment

Recitals:

International Business Machines Corporation (“IBM”) has established and maintains the IBM 401(k) Plus Plan (the “Plan”), a qualified retirement plan that meets the requirements of Section 401(a) of the Internal Revenue Code (the “Code”) and that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code:

In accordance with Section 13.01 of the Plan, the Plan Administrator is authorized to adopt amendments to the Plan that are required to comply with changes in the law and that are necessary to maintain the tax-qualified status of the Plan.

In order to comply with the final regulations under Code Section 415, the Plan shall be amended, in the manner set forth in this instrument, to be effective as specified herein

Amendment:

1.             Section 1.15 of the Plan is amended to add the following immediately after the last sentence of such Section:

“Notwithstanding the foregoing, effective with respect to Plan Years beginning on or after January 1, 2008, Compensation for purposes of determining Deferred Cash Contributions shall not include amounts that are excluded from compensation under Section 1.415(c)-2 of the Regulations.”

2.             Section 1.51 of the Plan is amended to add the following immediately after the last sentence of such Section:

“Effective as of January 1, 2008, Statutory Compensation shall be determined in accordance with Section 1.415(c)-2 of the Regulations.  Statutory Compensation shall include amounts that are paid by the later of 2½ months after an  Employee’s severance from employment with the Employer or an Affiliate or the end of the Plan Year that includes the date of the Employee’s severance from employment and that are required to be recognized under Section 1.415(c)-2(e) of the Regulations and, to the extent applicable, Sections 1.415(c)-2(g)(4),(5),(6),(7) and (8) of the Regulations, and amounts that are permitted to be recognized under the provisions of Section 1.415(c)-2(e)(2),(3) and (4) of the Regulations.”

3.             Section 4.10(c) shall be designated as 4.10(c)(i) and a new Sec. 4.10(c)(ii) shall be added to provide the following:

“(ii)    Effective as of January 1, 2008, the term “remuneration” for purposes of this Section 4.10 shall mean Statutory Compensation.”

4.             Section  4.10(f) shall be amended in its entirety to read as follows:

“(f)          Effective January 1, 2008, the limitations imposed by Section 415 of the Code shall be applied to the annual additions in accordance with the provisions of the final regulations promulgated on April 5, 2007, as Treasury Decision 9319 (26 C.F.R. Parts 1 and 11), which regulations are hereby incorporated by reference in accordance with Section 1.415(a)-1(d)(3).  The dollar limitation on annual additions shall be adjusted in accordance with Section 415(d) of the Code and Section 1.415(d)-1 of the Regulations, which is hereby incorporated by reference, pursuant to Section 1.415(a)-1(d)(3)(v).  If the annual addition to a Participant’s Account exceeds the limitation imposed in accordance with this Section, the provisions of subsection (d) shall apply.”